Exhibit 99.1
News Release

For Immediate Release	For Further Information Contact:
March 14, 2006	Mark Iskander

Acting Treasurer (407) 822-2147
Hughes Supply, Inc. Announces Amendment to Tender Offer and
Consent Solicitation for Its 5.50% Senior Notes Due 2014
and Extension of Consent Solicitation Deadline; Retains Expiration Date
for Tender Offer
Hughes Supply, Inc. (NYSE:HUG) Orlando, Florida
     Hughes Supply, Inc. announced today that, in connection with its previously announced tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation”) for all of its $300,000,000 outstanding principal amount of 5.50% Senior Notes due 2014 (the “Notes”), it has amended the Total Consideration (as defined in the Statement described below) to be paid for Notes accepted for purchase in the Tender Offer. Hughes Supply, Inc. is now amending the fixed spread used to determine the Total Consideration from 50 basis points to 25 basis points.
     Hughes Supply, Inc. currently anticipates that, immediately after the consummation of the acquisition, it will exercise its right of optional prepayment for the Notes at the “make-whole” amount provided in the indenture for the Notes.
     Hughes Supply, Inc. has also extended the Consent Solicitation deadline of its Tender Offer. The new Consent Solicitation deadline is 5:00 p.m. (New York City time) on March 17, 2006. All other terms of the offer remain the same, including the Expiration Time, which remains 8:00 a.m. (New York City time) on March 31, 2006.
     All other terms and conditions relating to the determination of the Total Consideration and the Tender Offer Consideration (each as defined in the Statement described below), and the other terms of the Tender Offer and the Consent Solicitation, will remain as described in the Statement.

     The Tender Offer and Consent Solicitation for the Notes are being conducted in connection with the previously announced definitive merger agreement that provides for the acquisition of Hughes Supply, Inc. by The Home Depot, Inc.
     The Tender Offer and Consent Solicitation are made upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated February 28, 2006 (the “Statement”) and related documents, copies of which may be obtained from D.F. King, the information agent for the offers, at 212-269-5550 (for banks and brokers only) or 800-487-4870 (for all others toll-free).
About Hughes Supply, Inc.
     Hughes Supply, Inc., founded in 1928, is one of the nation’s largest diversified wholesale distributors of construction, repair and maintenance- related products, with over 500 locations in 40 states. Headquartered in Orlando, Florida, Hughes employs approximately 9,700 associates and generated annual net sales of over $5.4 billion in its last fiscal year ended January 31, 2006. Hughes is a Fortune 500 company and was named the #3 Most Admired Company in America in the Wholesalers: Diversified Industry segment by FORTUNE Magazine. For additional information on Hughes Supply, you may visit http://www.hughessupply.com.
Except for historical information, all other information discussed in this news release consists of forward-looking statements under the Private Securities Litigation Reform Act of 1995. When used in this report, the words “believe”, “anticipate”, “estimate”, “expect”, “may”, “will”, “should”, “plan”, “intend”, “project”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be different from any future results, performance, and achievements expressed or implied by these statements. These risks and uncertainties include, but are not limited to, the ability of the Company and The Home Depot to satisfy the conditions to closing of the pending merger (including Company shareholder approval) and timing of the process; the effect on the Company’s business of the pending transaction, the strength of the construction market and the general economy, competition, delay in implementing operating systems, reliance on key personnel who may separate from the Company due to general attrition or due to additional uncertainties created by the pending merger, success in integrating and achieving expected profitability from acquired businesses, achieving enhanced profitability goals, fluctuating commodity prices, the Company’s fixed cost structure, customer credit policies, unexpected product shortages, product purchasing and supply, overseas movement of manufacturing facilities, and other factors set forth from time to time in filings with the Securities and Exchange Commission. The forward-looking statements included in this news release are made only as of the date of this news release and under section 27A of the Securities Act and section 21E of the Exchange Act. Hughes Supply does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.
In connection with the proposed merger, Hughes Supply has filed a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, WHICH CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Hughes Supply at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free from Hughes Supply by directing such request to Hughes Supply, Attention: Investor Relations, telephone: (407) 822-2139.
Hughes Supply and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Hughes Supply’s participants in the solicitation is set forth in Hughes Supply’s definitive proxy statement dated February 27, 2006, for its Special Meeting of Shareholders, relating to the merger.

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